October 2013 Issuer Free Writing Prospectus Registration Statement No. 333-178960 Dated October 21, 2013 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Contingent Income Auto-Callable Securities due on or about October 28, 2016

$•   Based on the Performance of the EURO STOXX® Banks Index

Contingent Income Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a quarterly contingent payment with respect to each determination date on which the index closing value is greater than or equal to 75% of the initial index value, which we refer to as the downside threshold level. In addition, if the index closing value is greater than or equal to the initial index value on any redemption determination date, the securities will be automatically redeemed or repaid at maturity, as applicable, for a cash payment per security equal to the stated principal amount and the contingent payment. However, if on any redemption determination date the index closing value is less than the initial index value, the securities will not be redeemed. If on any determination date the index closing value is less than the downside threshold level, you will not receive any contingent payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent payment and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero, which will occur if the securities are not redeemed prior to maturity and the index closing value is below the downside threshold level on the final determination date, in which case investors will be exposed to the full decline in the underlying index. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying index. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying index:	EURO STOXX® Banks Index (Bloomberg Ticker: “SX7E”)
Aggregate principal amount:	$
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	Approximately October 25, 2013
Original issue date:	Approximately October 30, 2013 (3 business days after the pricing date)
Maturity date:	October 28, 2016 subject to adjustments for certain market disruption events and as described under “General Terms of the Securities — Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any redemption determination date, the index closing value is greater than or equal to the initial index value, the securities will be automatically redeemed for an early redemption amount on the related early redemption date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
Redemption determination dates:	Quarterly, on January 27, 2014, April 25, 2014, July 25, 2014, October 27, 2014, January 26, 2015, April 27, 2015, July 27, 2015, October 26, 2015, January 25, 2016, April 25, 2016 and July 25, 2016 subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Redemption Determination Dates” and “— Market Disruption Events” in the product supplement).
Early redemption dates:	Quarterly, on the third business day following each scheduled redemption determination date, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Early Redemption Dates” and “— Market Disruption Events” in the product supplement).
Contingent payment:

•

If, on any determination date, the index closing value or the final index value is greater than or equal to the downside threshold level, we will pay a quarterly contingent payment of $0.20 (8.00% per annum of the stated principal amount) per security on the related contingent payment date.

• If, on any determination date, the index closing value or the final index value is less than the downside threshold level, no contingent payment will be made with respect to that determination date.
Determination dates:	January 27, 2014, April 25, 2014, July 25, 2014, October 27, 2014, January 26, 2015, April 27, 2015, July 27, 2015, October 26, 2015, January 25, 2016, April 25, 2016, July 25, 2016, and October 25, 2016 subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Determination Dates”, ” — Final Determination Date” and “— Market Disruption Events” in the product supplement). We also refer to October 25, 2016 as the final determination date.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the quarterly contingent payment, if any, with respect to the final determination date will be made on the maturity date.
Payment at maturity:	• If the final index value is greater than or equal to the downside threshold level:	Cash payment per security equal to (i) the stated principal amount plus (ii) the quarterly contingent payment with respect to the final determination date
	• If the final index value is less than the downside threshold level:	Cash payment less than the principal amount, resulting in a loss on your initial investment that is equal to the stated principal amount plus (i) the stated principal amount multiplied by (ii) the index performance factor
Index performance factor:	The difference between the final index value and the initial index value divided by the initial index value
Downside threshold level:	• , which is equal to 75% of the initial index value.
Initial index value:	• , which is equal to the index closing value on the pricing date
Final index value:	The index closing value on the final determination date
CUSIP:	90271R129
ISIN:	US90271R1297
Listing:	The securities will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100%	2.25%	97.75%
Total	$	$	$
(1)	UBS Securities LLC, acting as agent for UBS AG, will receive a fee of $0.225 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.225 per $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):”

The estimated initial value of the Securities as of the pricing date is expected to be between $9.450 and $9.750 for securities linked to the EURO STOXX® Banks Index. The range of the estimated initial value of the Securities was determined on the date of this free writing prospectus by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 9 and 10 of this free writing prospectus.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated September 14, 2012      Prospectus dated January 11, 2012

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated January 11, 2012:
http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Index Supplement dated January 24, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

Product Supplement dated September 14, 2012:
http://www.sec.gov/Archives/edgar/data/1114446/000139340112000311/c323690_690772-424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012, references to the “index supplement” mean the UBS index supplement, dated January 24, 2012 and references to the “accompanying product supplement” mean the UBS product supplement “Contingent Income Auto-Callable Securities”, dated September 14, 2012.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

Investment Summary

The Contingent Income Auto-Callable Securities due October 28, 2016 Based on the performance of the EURO STOXX® Banks Index, which we refer to as the securities, provide an opportunity for investors to earn a quarterly contingent payment, which is an amount equal to $0.20 (8.00% per annum of the stated principal amount) per security, with respect to each determination date on which the index closing value or the final index value, is greater than or equal to 75% of the initial index value, which we refer to as the downside threshold level. The contingent payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date. It is possible that the index closing value could remain below the downside threshold level for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payments.

If the index closing value is greater than or equal to the initial index value on any redemption determination date, the securities will be automatically redeemed for an early redemption amount for a cash payment per security equal to the stated principal amount plus the contingent payment with respect to the related determination date. If the securities have not previously been redeemed and the final index value is greater than or equal to the downside threshold level, the payment at maturity will also be the sum of the stated principal amount and the contingent payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final index value is less than the downside threshold level, investors will be exposed to the full decline in the index closing value, as compared to the initial index value, on a 1 to 1 basis and at maturity will receive a cash payment per security that is less than the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent payment. In addition, investors will not participate in any appreciation of the underlying index.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

Key Investment Rationale

The securities offer investors an opportunity to earn a quarterly contingent payment equal to 8.00% per annum of the stated principal amount per security, with respect to each determination date on which the index closing value or the final index value is greater than or equal to 75% of the initial index value, which we refer to as the downside threshold level. The securities may be redeemed prior to maturity for a cash payment per security equal to the stated principal amount per security plus the contingent payment, and the payment at maturity will vary depending on the final index value, as follows:

Scenario 1	On any redemption determination date, the index closing value is greater than or equal to the initial index value.
■ The securities will be automatically redeemed for a cash payment per security equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
■ Investors will not participate in any appreciation of the underlying index from the initial index value.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final index value is greater than or equal to the downside threshold level.
■ The payment due at maturity will be a cash payment per security equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the final determination date.
■ Investors will not participate in any appreciation of the underlying index from the initial index value.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final index value is less than the downside threshold level.

■

The payment due at maturity will be a cash payment less than the principal amount, resulting in a loss on your initial investment that is equal to the stated principal amount plus (i) the stated principal amount multiplied by (ii) the index performance factor.

■ Investors will lose some and may lose all of their principal in this scenario.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF THE STATED PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as the underlying index or its constituents.
■	You believe the index closing value will be equal to or greater than the downside threshold level on the specified determination dates (including the final determination date).
■	You understand and accept that you will not participate in any appreciation in the underlying index and that your potential return is limited to the quarterly contingent payments specified in the pricing supplement.
■	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying index.
■	You would be willing to invest in the securities based on the contingent coupon payment of $0.20 (8.00% per annum of the stated principal amount).
■	You are willing to forgo dividends paid on the stocks included in the underlying index.
■	You are willing to invest in securities that may be redeemed early and you are otherwise willing to hold such securities to maturity, a term of approximately 3 years, and accept that there may be little or no secondary market for the securities.
■	You seek an investment with exposure to companies in the Eurozone.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
■	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as the underlying index or its constituents.
■	You believe that the index closing value will decline during the term of the securities and is likely to close below the downside threshold level on the determination dates (including the final determination date).
■	You seek an investment that participates in the full appreciation in the underlying index or that has unlimited return potential.
■	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying index.
■	You would be unwilling to invest in the securities based on the contingent coupon payment of $0.20 (8.00% per annum of the stated principal amount).
■	You prefer to receive the dividends paid on the stocks included in the underlying index.
■	You are unable or unwilling to hold securities that may be redeemed early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 3 years, or you seek an investment for which there will be an active secondary market for the securities.
■	You do not seek an investment with exposure to companies in the Eurozone.
■	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing value and (2) the final index value.

Diagram #1: First Eleven Redemption Determination Dates

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

Hypothetical Examples

The below examples are based on the following terms:

Hypothetical Initial Index Value:	100
Hypothetical Downside Threshold Level:	75, which is 75% of the initial index value
Hypothetical Quarterly Contingent Payment:	$0.20 (8.00% per annum of the stated principal amount) per security
Stated Principal Amount:	$10.00 per security

In Example 1 and 2, the index closing value is greater than or equal to the initial index value on one of the quarterly redemption determination dates. Because the index closing value is greater than the initial index value on such a date, the securities are automatically redeemed on the related early redemption date. In Examples 3 and 4, the index closing value is less than the initial index value on all of the redemption determination dates, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — The securities are automatically redeemed following the first redemption determination date as the index closing value on the first redemption determination date is above the initial index value. The index closing value is at or above the downside threshold level on 2 of the 3 determination dates prior to (and excluding) the determination date immediately preceding the early redemption. Therefore, you would receive (i) the contingent quarterly payments with respect to those 2 determination dates, totaling $0.20 × 2 = $0.40 and (ii) the early redemption payment, calculated as $10.00 + $0.20 = $10.20

Total payment over the term of the securities = $10.20 + $0.40 = $10.60

In this example, the early redemption feature limits the term of your investment to approximately 12 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Your total return per security in this example is $10.60 (a 6.00% total return on the securities).

Example 2 — The securities are automatically redeemed following the eight redemption determination date as the index closing value on the eighth redemption determination date is above the initial index value. The index closing value is at or above the downside threshold level on 5 of the 7 determination dates prior to (and excluding) the determination date immediately preceding the early redemption. Therefore, you would receive (i) the contingent quarterly payments with respect to those 5 determination dates, totaling $0.20 × 5 = $1.00 and (ii) the early redemption payment calculated as $10.00 + $0.20 = $10.20.

Total payment over the term of the securities = $10.20 + $1.00 = $11.20

In this example, the early redemption feature limits the term of your investment to approximately 24 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Your total return per security in this example is $11.20 (a 12.00% total return on the securities).

Example 3 — The securities are not redeemed prior to maturity, as the index closing value is less than the initial index value on all redemption determination dates. The index closing value is at or above the downside threshold level on 2 of the 11 determination dates but below the downside threshold level on all other determination dates prior to (and excluding) the final determination date and is at or above the downside threshold level on the final determination date. Therefore, you would receive (i) the contingent quarterly payments with respect to the determination date prior to (and excluding) the final determination date, totaling $0.20 × 2 = $0.40 and (ii) the payment at maturity calculated as $10.00 + $0.20 = $10.20

Total payment over the term of the securities = $10.20 + $0.40 = $10.60

In this example your total return per security in this example is $10.60 (a 6.00% total return on the securities).

Example 4 — The securities are not redeemed prior to maturity, as the index closing value is less than the initial index value on all redemption determination dates. The index closing value is below the downside threshold level on all of the determination dates including the final determination date on which the index closing value is 50. Therefore, you would receive (i) no contingent quarterly payments and (ii) the payment at maturity calculated as follows:

$10.00 + ($10.00 × Index Performance Factor)
= $10.00 + ($10.00 × 50-10010050-100100 Rule: 9m Font-Size: 9.0pt Align: CENTER)

= $5.00

In this example, since the final index value represents a 50.00% decline in the index performance factor, you receive less than the principal amount per security equal to $5.00 (a 50.00% loss on the securities).

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed on any redemption determination date, you may lose some or all of your investment. Specifically, if the securities are not redeemed and the final index value is less than the downside threshold level, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the index performance factor is less than zero.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire stated principal amount.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

■	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index value is less than the downside threshold level, you will be exposed to the full decline in the index closing value, as compared to the initial index value, on a 1 to 1 basis and you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount plus the stated principal amount times the index performance factor. In this case, the payment at maturity will be less than 75% of the stated principal amount and could be zero.
■	The contingent payment, if any, is based solely on the index closing value on the specified determination dates. Whether the contingent payment will be made with respect to a determination date will be based on the index closing value or the final index value. As a result, you will not know whether you will receive the contingent payment until the related determination date. Moreover, because the contingent payment is based solely on the index closing value on a specific determination date or the final index value, if that index closing value or final index value is less than the downside threshold level, you will not receive any contingent payment with respect to that determination date, even if the index closing value was higher on other days during the term of the securities.
■	You will not receive any contingent payment for any quarterly period where the index closing value on the determination date is less than the downside threshold level. A contingent payment will be made with respect to a quarterly period only if the index closing value is greater than or equal to the downside threshold level. If the index closing value remains below the downside threshold level on each determination date over the term of the securities, you will not receive any contingent payment.
■	Higher contingent payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying index reflects a higher expectation as of the pricing date that the value of such underlying index could close below its downside threshold level on the final determination date of the securities. This greater expected risk will generally be reflected in higher contingent payments for that security. However, while the contingent payments are set on the pricing date, the volatility of the index constituent stocks can change significantly over the term of the securities. The index closing value of the underlying index for your securities could fall sharply, which could result in a significant loss of principal.
■	The securities are subject to the credit risk of UBS AG, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS AG’s ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
■	Market risk. The index closing value of the underlying index can rise or fall sharply due to factors specific to that underlying index or any of the stocks comprising the underlying index (“index constituent stocks”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying index and any of the index constituent stocks included in the underlying index.
■	Fair value considerations.
º	The issue price you pay for the securities will exceed their estimated initial value — The issue price you pay for the securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the securities by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the price, volatility and expected dividends on the index constituent stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the trade date will be less than the issue price you pay for the securities.
º	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the securities in the secondary market, the actual value you would

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
º	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the trade date — We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
■	Limited or no secondary market and secondary market price considerations.
º	There may be little or no secondary market for the securities — The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
º	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
º	Price of securities prior to maturity — The market price of the securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the index constituent stocks; the dividend rate paid on the index constituent stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
º	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
■	Investors will not participate in any appreciation of the underlying index. Investors will not participate in any appreciation of the underlying index from the initial index value, and the return on the securities will be limited to the contingent payment that is paid with respect to each determination date on which the index closing value or the final index value is greater than or equal to the downside threshold level. It is possible that the index closing value could be below the downside threshold level on most or all of the determination dates so that you will receive little or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.
■	No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether the index closing value of the underlying index will rise or fall. The index closing value will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stocks. You should be willing to accept the downside risks of owning equities in general and the index constituent stocks in particular, and to assume the risk that, if the securities are not automatically redeemed, you may lose some or all of your initial investment.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

■	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more quarterly contingent payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index value and the final index value and whether the index closing value on any redemption determination date is greater than or equal to the initial index value or whether the index closing value on any determination date is below the downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the contingent payment and downside threshold level, and such terms include hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.
■	Owning the securities is not the same as owning the index constituent stocks. Owning the securities is not the same as owning the index constituent stocks. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights that holders of the index constituent stocks would have.
■	The underlying index reflects price return, not total return. The return on your securities is based on the performance of the underlying index, which reflects the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.
■	The index return for the EURO STOXX® Banks Index will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks are traded in a foreign currency and the securities are denominated in U.S. dollars. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks of the EURO STOXX® Banks Index are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.
■	An investment in the securities is subject to risks associated with Eurozone securities markets. The index constituent stocks of the EURO STOXX® Banks Index are issued by non-U.S. companies and are traded on various non-U.S. exchanges. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks. Specifically, the index constituent stocks are issued by companies located within the Eurozone. The Eurozone is and has been undergoing severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the underlying index and, consequently, on the value of the securities.
■	The securities are subject to non-U.S. securities market risk. The securities linked to the underlying index are comprised of securities issued by foreign companies in foreign securities markets and therefore, are subject to risks associated with non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Security prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.
■	Changes affecting the underlying index. The policies of STOXX Limited, sponsor of the underlying index (the “index sponsor”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the level of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the level of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Any such actions could have an adverse effect on the value of the securities.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

■	UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests. UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the offering of the securities in any way and has no obligation to consider your interest as an owner of the securities in taking any actions that might affect the market value of your securities.
■	We may engage in business with or involving the issuers of the index constituent stocks or trading activities related to the underlying index or any index constituent stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with the issuers of the index constituent stocks or trading activities related to the underlying index or any index constituent stocks without regard to your interests and thus may acquire non-public information about the underlying index or any index constituent stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying index.
■	Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the underlying index. These hedging or trading activities on or prior to the pricing date could potentially affect the initial index value and, as a result, the downside threshold level. Additionally, these hedging or trading activities during the term of the securities could potentially affect the index closing value on the redemption determination dates and determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
■	Uncertain tax treatment — Significant aspects of the tax treatment of the securities are uncertain. You should consult your own tax advisor about your tax situation.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

Information about the Underlying Index
EURO STOXX® Banks Index

We have derived all information contained in this free writing prospectus regarding the EURO STOXX® Banks Index (“the EURO STOXX Banks Index”) including its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited. The EURO STOXX Banks Index is a free float market capitalization index which covers 28 stocks of banks market sector leaders mainly from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

The EURO STOXX Banks Index is one of the 19 EURO STOXX Supersector indices (individually, a “Supersector index”) as defined by the Industry Classification Benchmark (ICB). The ICB groups companies that have similar primary revenue sources. There are ten industries, and derived from these  — in finer classifications — there are 19 supersectors, 41 sectors and 114 subsectors. Each stock in the investable stock universe is uniquely classified, based on the company's primary revenue source, in one of the 114 subsectors. Consequently, it is automatically and uniquely classified into one of the 41 sectors, one of the 19 supersectors and one of the 10 industries.

The EURO STOXX Supersector indices are derived from the Eurozone subset of the STOXX Europe 600 Index, which comprises the 600 largest European stocks by free float market capitalization. The Supersector indices are separate indices and not related to any other regional or sector indices due to their special capping procedure on the individual constituents. All components of each Supersector index are subject to a 30% capping for the largest company and a 15% capping for the second-largest company and are reviewed quarterly. An intra-quarter capping will be triggered if the largest company exceeds 35% or the second-largest exceeds 20%.

The STOXX Europe 600 Index covers the 600 largest companies in Europe and is a free float market capitalization index, subject to a 20% weighting cap. The STOXX Europe 600 Index is reviewed quarterly. All changes affecting the STOXX Europe 600 Index also apply for the EURO STOXX Supersector indices. The STOXX Europe 600 Index is derived from the STOXX Europe Total Market Index (TMI) and is a subset of the STOXX Global 1800 Index. With a fixed number of 600 components, the STOXX Europe 600 Index represents large, mid and small capitalization companies across 18 countries of the European region.

Information from outside sources is not incorporated by reference in, and should not be considered part of this free writing prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX® Banks Index.

Information as of market close on October 16, 2013:

Bloomberg Ticker Symbol:	SX7E
Current Index value:	141.58
52 Weeks Ago (on October 16, 2012):	109.75
52 Week High (on October 16, 2013):	141.58
52 Week Low (on June 24, 2013):	100.51

All disclosures contained herein regarding the underlying index are derived from publicly available information. Notwithstanding anything stated in the accompanying product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying index. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index. You should make your own investigation into the underlying index.

License Agreement

We have entered into a non-exclusive license agreement with the EURO STOXX Banks Index Sponsor, which grants us a license in exchange for a fee to use the EURO STOXX Banks Index in connection with the issuance of certain securities, including the Securities.

“EURO STOXX®” is a service mark of the EURO STOXX Banks Index Sponsor. The EURO STOXX Banks Index Sponsor has no relationship to UBS, other than the licensing of the EURO STOXX Banks Index and its service marks for use in connection with the Securities.

The EURO STOXX Banks Index Sponsor does not:

■	Sponsor, endorse, sell or promote the securities.
■	Recommend that any person invest in the securities or any other financial products.
■	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the securities.
■	Have any responsibility or liability for the administration, management or marketing of the securities.
■	Consider the needs of the securities or the owners of the securities in determining, composing or calculating the EURO STOXX Banks Index or have any obligation to do so.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

The EURO STOXX Banks Index Sponsor will not have any liability in connection with the securities. Specifically, the EURO STOXX Banks Index Sponsor does not make any warranty, express or implied, and the EURO STOXX Banks Index Sponsor disclaims any warranty about:

■	the results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the EURO STOXX Banks Index and the data included in the EURO STOXX Banks Index;
■	the accuracy or completeness of the EURO STOXX Banks Index or its data;
■	the merchantability and the fitness for a particular purpose or use of the EURO STOXX Banks Index or its data;
■	any errors, omissions or interruptions in the EURO STOXX Banks Index or its data; and
■	any lost profits or indirect, punitive, special or consequential damages or losses, even if the EURO STOXX Banks Index Sponsor knows that they might occur.

The licensing relating to the use of the EURO STOXX Banks Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

Historical Information

The table below sets forth the published high and low index closing values, as well as end-of-quarter index closing value, of the underlying index for the period of January 2, 2009 through October 16, 2013. The index closing value of the underlying index on October 16, 2013 was 141.58. The associated graph shows the index closing values of the underlying index for each day from January 3, 2000 to October 16, 2013. The dotted line represents a hypothetical downside threshold level of 106.19, which is equal to 75% of the index closing value on October 16, 2013. The actual downside threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg Professional Service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the underlying index at any time, including the redemption determination dates or determination dates.

EURO STOXX® Banks Index	High	Low	Period End
2009
First Quarter	157.90	86.77	121.73
Second Quarter	183.93	125.08	174.08
Third Quarter	236.21	166.24	233.25
Fourth Quarter	240.47	212.90	219.96
2010
First Quarter	232.16	182.43	207.22
Second Quarter	218.04	151.48	167.90
Third Quarter	205.01	164.11	182.81
Fourth Quarter	189.93	152.42	160.88
2011
First Quarter	196.15	154.23	172.12
Second Quarter	179.71	150.94	160.33
Third Quarter	165.68	89.33	105.34
Fourth Quarter	115.91	86.27	100.34
2012
First Quarter	120.92	89.16	107.95
Second Quarter	107.80	77.65	90.00
Third Quarter	112.04	73.06	101.56
Fourth Quarter	114.56	101.60	112.36
2013
First Quarter	127.75	101.95	102.46
Second Quarter	118.77	100.51	101.39
Third Quarter	129.63	100.57	125.84
Fourth Quarter (Through October 16, 2013)	141.58	129.32	141.58

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

EURO STOXX® Banks Index — Daily Index Closing Values January 3, 2000 to October 16, 2013

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

This document relates only to the securities offered hereby and does not relate to the underlying index or other securities linked to the underlying index. We have derived all disclosures contained in this document regarding the underlying index from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying index. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the index constituent stocks (and therefore the levels of the underlying index at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying index could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying index.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.
If you are able to sell the securities in the secondary market on a determination date, the purchaser of the securities shall be deemed to be the record holder on the applicable record date and therefore you will not be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date. If you are able to sell your securities in the secondary market on the day following an determination date and before the applicable contingent payment date, you will be the record holder on the record date and therefore you shall be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:	The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-34 of the product supplement and to discuss the tax consequences of your particular situation with your tax advisor.
Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the securities as a pre-paid derivative contract with respect to the underlying index. If your securities are so treated, you should generally recognize capital gain or loss upon the sale, automatic call, redemption or maturity of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts attributable to a contingent payment, which would be taxable as ordinary income as described below) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year.
In addition, any contingent payment that is paid by UBS including on the maturity date or upon automatic call should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.
Unless otherwise specified in this pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-36 of the product supplement including possible treatment as a “constructive ownership transaction” subject to the constructive ownership rules of Section 1260 of the Code, as described in such product supplement. The risk that the securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal. In addition, while we do not intend to withhold on any contingent interest payments made to you if you provide us with a fully completed and validly executed IRS form W-8BEN or W-8ECI, it is possible that another withholding agent may withhold on such payment (generally at a 30% rate, subject to reduction under an applicable income tax treaty).

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

Additional Provisions:
In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payments and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-34 of the product supplement unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.
Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their ”net investment income,” which may include any gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.
Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.
Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) and FATCA (as discussed below), we currently do not intend to withhold any tax on any contingent payment made to a Non-U.S. holder that provides us with a fully completed and validly executed applicable Internal Revenue Service (“IRS”) Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty).
Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S. — source dividends. Under proposed U.S. Treasury Department regulations, certain payments or deemed payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments or deemed payments made on the securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the securities in order to minimize or avoid U.S. withholding taxes.
Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to a recently issued Internal Revenue Service Notice, FATCA withholding on “withholdable payments” begins on July 1, 2014, and pursuant to this Notice, withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014). If, however, withholding is required, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

Additional Provisions:
Significant aspects of the application of FATCA are not currently clear and the above description is based on proposed regulations and interim guidance. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.
The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.
For a more complete discussion of the United States federal income tax consequences of your investment in the securities, including the consequences of a sale or exchange of the securities, please see the discussion under “Supplemental U.S. Tax Considerations” beginning on page PS-34 of the product supplement and consult your tax advisor.
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before and after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 9 of this document for a discussion of these adverse effects.
Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document. UBS Securities LLC, acting as agent for UBS, will receive a fee of $0.225 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.225 for each $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement, index supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement, index supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement, index supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in the offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.

October 2013

Contingent Income Auto-Callable Securities due on or about October 28, 2016
$• Based on the Performance of the EURO STOXX® Banks Index

Additional Provisions:
UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 3 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on pages 9 and 10 of this free writing prospectus.
Contact:	Morgan Stanley Smith Barney clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (914) 225-7000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

October 2013